This is an important legal document.
Please read it carefully and consult with an attorney before signing.
SEPARATION AND RELEASE OF CLAIMS AGREEMENT
This Separation and Release of Claims Agreement (“Agreement”) is made as of this 1st day of July, 2025 by and between Pennington Nieri (“Employee”) and United Homes Group, Inc., by and on behalf of itself and its subsidiaries, including Great Southern Homes, Inc. and Rosewood Communities, Inc. (collectively, along with their other affiliates, the “Company”) (the Employee and the Company being collectively referred to as the “Parties”).
Background
Name of employee: Pennington Nieri (the “Employee”)
Subject to the terms and conditions below,
•Severance Payment Amount:     $423,342.93, payable solely in Class A common stock of the Company
Additional payments and benefits: As set forth in Section 2.2 below.
WHEREAS, Employee is employed by the Company pursuant to that certain Employment Agreement dated as of March 30, 2023 (the “Employment Agreement”).
WHEREAS, Employee and the Company desire to mutually terminate the Employment Agreement and Employee’s employment with the Company, pursuant to the terms and conditions hereof and effective as of the Termination Date (as defined below).
WHEREAS, the Parties wish to resolve any and all past and present known and unknown disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from or termination of employment with, the Company, in connection with which and as consideration for which the Company will pay the Employee the Severance Payment Amount (as defined below) under this Agreement.
NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
TERMS AND CONDITIONS
1. Termination of Employee’s Employment.
1.1 Last Day of Employment. Employee acknowledges and agrees that Employee’s last day of employment with the Company is July 1, 2025 (the “Termination Date”).
1.2 Termination of Employment Agreement. The Parties acknowledge and agree that the execution of this Agreement shall serve as termination of the Employment Agreement by the mutual agreement of the Parties, and that this Agreement constitutes a full and final settlement and satisfaction of the obligations of the parties under the Employment Agreement, except those obligations that expressly survive the termination of the Employment Agreement, including, without limitation, those set forth in Sections 6.12, 6.13, 7, and 8 of the Employment Agreement.
1.3 Certain Defined Terms. In this Agreement, the following additional terms have the following meanings:
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(a) “Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.
(b) “Effective Date” of this Agreement means the day on which it is executed by the Employee.
(c) “Review Period” means a period of seven (7) days after the date on which Employee first received this Agreement within which to review and consider this Agreement before signing it.
(d) “Severance Payment Amount” means $423,342.93, which amount shall be payable in shares of Class A Common Stock, with each share of Class A Common Stock having a value of $2.71 per share (which value is equal to the closing price of the Class A Common Stock on the date of this Agreement) (for a total of 156,215 shares).
2. Payments to Employee.
2.1 Severance Payment.
(a) In return for Employee’s total release of claims, as defined in this Agreement, upon the Effective Date, the Agreement provides Employee with benefits to which Employee otherwise would not be entitled.
(b) Upon and following the Effective Date the Company agrees and undertakes to pay the Employee the Severance Payment Amount.
(c) Payment of the Severance Payment Amount, less all required deductions and federal and state withholdings, will be paid to Employee in a lump sum within thirty (30) days following the Termination Date.
(d) No payment of any Severance Payment Amount will be made until after the Employee has executed this Agreement.
2.2 Additional Payments and Benefits. The Company will pay to the Employee (i) the Employee’s accrued, but unpaid wages through the Termination Date; (ii) the Employee’s accrued, but unused paid time off (PTO) leave (excluding carryover hours), which has accrued through the Termination Date per Company policy; and (iii) any and all unreimbursed business expenses required to be reimbursed to Employee pursuant to the Company’s normal and customary business expense reimbursement procedures.
2.3 No Other Benefits. Except as otherwise specifically set forth in this Agreement, Employee is not entitled to any additional benefits of any kind from the Company whether or not under a plan, program, policy or arrangement.
2.4 Employee’s Acknowledgement of Severance Benefit. Employee agrees that the Severance Payment Amount set forth above represents full satisfaction of any payment, benefit, and/or other thing of value to which Employee is entitled under any plan or policy, or prior agreement or contract with the Company and/or the other Releasees (as defined below), including but not limited to the Employment Agreement, and is in full discharge of any and all of the Company’s and/or the other Releasees’ potential liabilities and obligations to Employee, including but not limited to any claims for severance, variable pay, bonuses, commissions and/or any other remuneration in any form.
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3. Release of Claims.
3.1 General Release. As a material inducement for the Company to enter into this Agreement, and in consideration of the Severance Payment Amount set forth herein, except as to claims that cannot be released under applicable law, Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, directors, trustees, shareholders, managers, supervisors, agents, representatives, and employees. Employee, on Employee’s own behalf, and on the behalf of all of Employee’s heirs, family members, executors, agents, and assigns, hereby fully and forever discharges and releases the Company and its officers, directors, managers, employees, agents, representatives, investors, trustees, shareholders, insurers, administrators, and their heirs, executors and administrators, and all persons acting by, through, under or in concert with any of them, and each of them, and affiliates, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (the “Releasees”), from any claim, cause of action, suit, demand, complaint, liability, controversy, loss, damage, charge, debt, expense, cost, injury, right, duty, obligation, agreement, promise or claims for attorneys’ fees (collectively “claims”), known or unknown, relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that Employee now has or claims to have, or which Employee at any time had or claimed to have had, arising from any omissions, acts, or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:
(a) Any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship.
(b) Any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge from employment, constructive discharge from employment, termination in violation of public policy, discrimination, retaliation, breach of contract, both express and implied, breach of the covenant of good faith and fair dealing, both express and implied, unjust enrichment, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;
(c) Any and all claims for violation of any federal, state, local or municipal statute, regulation, or rule, or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990 (as amended), the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA) (as amended), the Worker Adjustment and Retraining Notification Act, Genetic Information and Discrimination Act, the Older Workers’ Benefit Protection Act of 1990 (OWBPA), the National Labor Relations Act; the Civil Rights Act of 1866; 42 U.S.C. § 1981 (as amended), the Family and Medical Leave Act, and all applicable South Carolina employment laws;
(d) Any and all claims for violation of the federal or any state constitution;
(e) Any and all claims arising out of any other laws and regulations relating to employment and employment discrimination;
(f) Any claim for loss, cost, damage, injury, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;
(g) Any and all claims for attorneys’ fees and costs; and
(h) Any and all EEO claims.
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3.2 No Waiver of Certain Non-Waivable Claims. The Company and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This Agreement is not intended to release or bar any claims Employee may have that are non-waivable as a matter of law. The Employee is not releasing any claims that may arise after the date on which Employee signs this Agreement.
3.3 Waiver of Unknown Claims. Employee acknowledges that Employee is familiar with the principle that a general release may not extend to claims which the Employee does not know or suspect to exist in Employee’s favor at the time of executing the release, which if known by Employee must have materially affected Employee settlement with the release. Employee, being aware of this principle, agrees to expressly waive any rights Employee may have to any and all claims, including, but not limited to, claims of which Employee is unaware at the time Employee signs this Agreement.
3.4 This is a Waiver of All Waivable Claims. To the fullest extent allowed by law, Employee is waiving any and all claims that Employee may have against the Company.
3.5 Review Period. Employee acknowledges and confirms that Employee has the full Review Period within which to review and consider this Agreement before signing it, and no deadline of less than such Review Period has been imposed upon Employee to sign this Agreement.
3.6 Certain Additional Acknowledgements by Employee.
(a) Employee has been advised in writing of Employee’s right to consult with an attorney before signing this Agreement, and Employee has been encouraged and given adequate time to do so.
(b) Employee has in fact read this Agreement himself or herself, and has full knowledge and understanding of all of its terms, and Employee’s decision to sign this Agreement is voluntary and of Employee’s own free will; and
(c) Employee’s decision to sign this Agreement was based only on the terms of this Agreement, and not on any other inducements, promises or representations of any kind whatsoever.
4. Certain Representations and Covenants relating to Other Claims.
4.1 Covenant not to Sue. A “covenant not to sue” is a legal term which means Employee promises not to file a lawsuit in court. It is different from the General Release of claims contained in Section 3 above. Besides waiving and releasing the claims covered by Section 3 above, Employee further agrees never to sue the Releasees in any forum for any reason, including but not limited to claims, laws or theories covered by the General Release language in paragraph 3 above. Notwithstanding this Covenant Not To Sue, Employee may bring a claim against the Company to enforce this Agreement or to challenge the validity of this Agreement under the ADEA. If Employee sues the Releasees in violation of this Agreement, Employee shall be liable to the Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit, in addition to such other liabilities and obligations that Employee may incur under Section 7.1 and Section 7.2 below.
4.2 No Claims will be Filed by Employee. Employee covenants, promises, and agrees that neither Employee nor any person, organization or entity acting on Employee’s behalf will file, charge, claim, sue or cause or permit to be filed any claims, as defined above, against the Releasees involving any matter occurring in the past up to the date of this Agreement or involving any continuing effects of actions or practices which arose prior to the date of this Agreement or involving or based upon any claims which are the subject of this Agreement. Employee agrees that should any such released claim be filed by Employee or on Employee’s behalf, Employee will take all reasonable steps in cooperation with the
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Releasees to dismiss same and if the matter cannot be dismissed, Employee expressly waives and releases Employee’s rights to any recovery resulting from such released claim. Nothing in this Agreement shall be construed to affect the independent right and responsibility of any state or federal agency or commission (“Agency”) to enforce the law. Employee understands, however, that, while this Agreement does not affect an Agency’s right to file a claim or charge or Employee’s right to participate in an investigation or proceeding conducted by an Agency (which is not limited by any non-disparagement obligation under this Agreement), it does bar any claims Employee might have to receive monetary damages in connection with any Agency proceeding concerning matters covered by this Agreement.
4.3 No Pending Claims by Employee. Employee represents and warrants that Employee has no, and is not aware of any, lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any other Releasee.
5. Certain Additional Representations.
5.1 Acceptance Entirely for Own Account. The issuance of shares of Class A Common Stock in satisfaction of the Severance Payment Amount is made by the Company in reliance upon the Employee’s representation to the Company, which the Employee confirms by its execution of this Agreement, that the shares of Class A Common Stock will be acquired for investment for the Employee’s own account, not as a nominee or agent. The Employee: (a) is not acquiring the shares of Class A Common Stock with a view to the resale or distribution of any part thereof; (b) does not have the present intention of selling, granting any participation in, or otherwise distributing the shares of Class A Common Stock, in each case of clause (a) and (b), in violation of the Securities Act of 1933, as amended (the “Securities Act”); and (c) understands that the shares of Class A Common Stock being issued in satisfaction of the Severance Payment Amount are “restricted” securities (as defined in Securities Act Rule 144(a)(3)) and may not be resold except pursuant to an effective registration statement under the Securities Act or an exemption from registration (e.g., Rule 144), the latter of which imposes, among other requirements, a minimum 6-month holding period before they may be sold by the Employee. By executing this Agreement, the Employee further represents that it does not presently have any contract with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Class A Common Stock to be issued hereunder.
5.2 Accredited Investor. The Employee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.
6. Certain Additional Terms.
6.1 Warranty and Covenant of Confidentiality. Employee acknowledges and agrees that the terms and conditions of this Agreement are strictly confidential. Employee shall not disclose or discuss the contents, terms, or conditions of the Agreement to any third party, except to Employee’s spouse, attorney(s), and/or tax advisor(s), unless otherwise required by law. If Employee reveals the terms of this Agreement to such persons, Employee will advise them that they are bound by the terms of this Agreement to keep it confidential. In the event that the disclosure of the terms or conditions of this Agreement is the subject of any subpoena, order, or other process of any court or other governmental body, Employee shall notify the Company as soon as possible, so that the Company shall have a reasonable amount of time prior to disclosure to object to the disclosure of the terms or conditions of this Agreement.
6.2 Employee’s Non-Disclosure Agreement. Employee previously executed that certain standard form of Non-Disclosure, Non-Competition and Assignment Agreement between Employee and Company (the “Non-Disclosure Agreement”), and Employee agrees and reacknowledges that such agreement shall continue in full force and effect and shall not be affected in anyway or superseded by this
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Separation and Release of Claims Agreement, and Employee further agrees to remain bound by all provisions of that agreement.
6.3 Non-Disparagement. Unless subject to any subpoena, order, or other process of any court or other governmental body, Employee agrees and represents that Employee will not at any time (i) directly or indirectly publicly disparage or defame, or make a false statement about, or encourage or induce others to publicly disparage or defame, or make a false statement about, the Company, including any of its respective officers, directors, trustees, employees, representatives or agents, or its business affairs, practices, activities, policies, standards, or reputation, nor (ii) engage in conduct that is deliberately intended to injure the Company’s reputation and interests, including the reputations and interests of its respective officers, directors, trustees, employees, representatives or agents. This shall include any disparagement, defamation, or the making of a false statement in any form, including, but not limited to, orally, in writing, on social media, the internet, to the media, to persons and entities engaged in radio, television or Internet broadcasting, or to persons and entities that gather or report information on trade and business practices or reliability.
6.4 Return of Company Property. Employee agrees to return to the Company all Company property and information, including without limitation all reports; files; memoranda; records; identification cards; door and file keys; computer access codes; disks and instruction manuals; tape recordings; video recordings; and all other property which Employee received, prepared or helped to prepare in connection with Employee’s employment by the Company. Employee further agrees not to retain any copies, duplicates, reproductions, or excerpts of such property.
6.5 No Knowledge of Wrongdoing. Employee represents that Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.
6.6 Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.
7. Consequences of Breach.
7.1 Materiality of Breach. Employee acknowledges and agrees that any breach on Employee’s part of any provisions of this Agreement shall constitute a material breach of this Agreement and, to the fullest extent allowed by applicable law, shall entitle the Company immediately to recover or cease the Severance Payment Amount provided to Employee under this Agreement.
7.2 Indemnification. To the fullest extent allowed by applicable law, Employee agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages, injuries, or expenses, including, without limitation, attorneys’ fees or expenses, incurred by the Company arising out of breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted, threatened by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross claim.
8. Miscellaneous.
8.1 No Waiver or Admission. The Parties understand and acknowledge that this Agreement constitutes a full and final compromise and settlement of disputed claims. No action taken by the Parties
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hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by either Party of any fault, liability, or unlawful or wrongful act, whatsoever to the other Party or to any third party. The foregoing applies whether or not this Agreement is signed by Employee and whether or not Employee revokes Employee’s signature after signing.
8.2 Costs of Preparation and Execution of this Agreement. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees and costs incurred in connection with the preparation, review, and execution of this Agreement.
8.3 Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, employment with the Company, service as an officer or director of the Company, or Employee’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the South Carolina Rules of Civil Procedure. Such arbitration would take place in Columbia, South Carolina. The Parties agree that the prevailing party in arbitration will be entitled to enforce the arbitration award in any court of competent jurisdiction. The Parties hereby waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement.
8.4 Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through to Employee bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
8.5 No Representations. Each Party represents that he or it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto, oral or written, which are not specifically set forth in this Agreement.
8.6 Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
8.7 Entire Agreement. Except as set forth in Sections 1.2 and 6.2, this Agreement represents the entire Agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties, oral or written, concerning the subject matter of this Agreement and Employee’s relationship with the Company.
8.8 No Waiver. A Party's failure to exercise or delay in exercising any right, power, or privilege under this Agreement shall not operate as a waiver; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof.
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8.9 No Oral Modification. Any modification or amendments of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.
8.10 Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of South Carolina, and it shall be construed, interpreted, governed and enforced in accordance with the laws of the State of South Carolina, without regard to conflict of law principles.
8.11 Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
8.12 Notices. Any notice to the Company provided for herein will be given by personal delivery with a signed receipt, by overnight courier, or by U.S. registered or certified mail, return receipt requested, postage prepaid, to the following address:
(a) Great Southern Homes, Inc., Attention General Counsel, 917 Chapin Road, Chapin SC 29036, with a copy to erinreevesmcginnis@unitedhomesgroup.com; and also to
(b) Great Southern Homes, Inc., Attention Chief Administrative Officer, 917 Chapin Road, Chapin SC 29036, with a copy to tomogrady@unitedhomesgroup.com.
9. Time to Review and Sign.
9.1 Employee is Not Required to Wait to Sign. Employee acknowledges and understand that Employee has the full Review Period from and after the receipt of this Agreement to consider its terms, although Employee may choose to sign this Agreement any time before the expiration of this period.
9.2 Signature before End of Review Period. If Employee elects to sign this Agreement prior to expiration of the Review Period, Employee acknowledges that Employee is doing so knowingly and voluntarily, and without any demand or inducement by the Company to do so. Employee’s signature on this Agreement constitutes an express waiver of the Review Period if Employee signs this Agreement prior to the expiration of the Review Period.
9.3 When this Agreement becomes Effective. This Agreement will become binding and irrevocable on the date on which the Employee signs this Agreement and delivers the Employee’s signature to the Company.
9.4 Employee is Encouraged to consult with Counsel of Employee’s Choice. During the Review Period, Employee is encouraged to consult with an attorney regarding the terms of this Agreement.
9.5 Free and Voluntary Signature. By signing this Agreement, Employee acknowledges and agrees that Employee is entering into this Agreement freely, knowingly, and voluntarily, without any duress or undue influence, with a full understanding of its terms and with a full understanding and knowledge that Employee is waiving all claims against the Company through the date upon which Employee executes this Agreement.
[signatures appear on next page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

United Homes Group, Inc.

By: /s/ Tom O’Grady                    Dated: July 1, 2025
    Tom O’Grady
    Chief Administrative Officer

Pennington Nieri

/s/ Pennington Nieri                    Dated: July 1, 2025
Signature

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